Exhibit 10.2

Confidential

THE EXCLUSIVE SERVICE AGREEMENT

AMONG

HANGZHOU MYL BUSINESS ADMINISTRATION CONSULTING CO., LTD.

AND

HANGZHOU MYL COMMERCIAL SERVICE CO., LTD.

May 1, 2009

THE EXCLUSIVE SERVICE AGREEMENT

THIS EXCLUSIVE SERVICE AGREEMENT (this “AGREEMENT”) is entered into on May 1, 2009 in Hangzhou, the People’s Republic of China (“CHINA” or “PRC”) by and between:

(1)           HANGZHOU MYL BUSINESS ADMINISTRATION CONSULTING CO., LTD. ( "HANGZHOU MYL CONSULTING"), a company of limited liabilities incorporated under the laws of China, with its legal address at Room 604, 260 South Hushu Rd., Gongshu District; Hangzhou, Zhejiang, PRC, and

(2)           Hangzhou MYL Commercial SERVICE CO., LTD.（“Hangzhou MYL Commercial”）, a company of limited liabilities incorporated under the laws of China, with its legal address at Room 603, 260 South Hushu Rd., Gongshu District; Hangzhou, Zhejiang, PRC; and

In this Agreement, Hangzhou MYL Consulting, Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries shall hereinafter be referred to as a “PARTY” individually, and collectively “PARTIES”.)

WHEREAS:

(1)           Hangzhou MYL Consulting is a management and consultation company, which owns a series of managing and consulting services applicable to business education sector.

(2)           As a company specialized in business education sector, Hangzhou MYL Commercial owns business education fronts and has already been granted necessary licenses therefore.

(3)           As business education entities in China, Hangzhou MYL Commercial Subsidiaries to be established will own business education fronts, and will be entitled to carrying on business education business in their respective local places.

(4)           In order to give Hangzhou MYL Consulting the actual control of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries, Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries intends to irrevocable entrust to Hangzhou MYL Consulting the right of management and operation of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries and the responsibilities and authorities of their shareholders and directors of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries.

(5)           Hangzhou MYL Consulting agrees to accept the entrustment of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries, and to exercise the right of management and operation of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries and the responsibilities and authorities of their shareholders and board of directors of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries.

NOW, THEREFORE, after amicably consultations among them, the Parties hereby agree as follows:

ARTICLE 1 – DEFINITION

1.1           Unless otherwise interpreted herein or in the context herein, the following terms in this Agreement shall have the following meanings:

“SERVICE FEES” means the provision of management and consultation services charged by Hangzhou MYL Consulting hereunder.

“TRAINING ENTITY” means Hangzhou MYL Commercial and/or the Hangzhou MYL Commercial Subsidiaries.

1.2           References in this Agreement to any laws and regulations (the “LAWS”) shall include reference (1) at the same time to the amendments, changes, supplements and reformulations of such Laws, whether or not the effectiveness of the same is prior to or after the execution of this Agreement; and (2) at the same time to other decisions, notices and rules formulated or becoming effective according to such Laws.

1.3           Unless otherwise specified in the context herein, any article, sub-article, section or paragraph mentioned herein shall refer to the corresponding article, sub-article, section or paragraph hereof.

ARTICLE 2 - LICENSES AND SERVICES BY HANGZHOU MYL CONSULTING

2.1           Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries agree to irrevocably entrust the right of management and operation of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries and the responsibilities and authorities of their shareholders and board of directors to Hangzhou MYL Consulting in accordance with the terms and conditions of this Agreement. Hangzhou MYL Consulting agrees to exercise the aforesaid rights and responsibilities in accordance with the terms and conditions of this Agreement.

2.2           The said entrustment is irrevocable and shall not be withdrawn, unless the Agreement is terminated pursuant to written agreement of both parties.

2.3           The purpose of the entrusted operation is that Hangzhou MYL Consulting shall be in charge of the normal business operations of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries and perform the responsibilities and rights of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries’ shareholders and directors. During the term of the entrusted operation, Hangzhou MYL Consulting, as the entrusted manager, shall provide full management to Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries’ operations.

2.4           The entrusted operation shall include but not be limited to the following:

1)
Hangzhou MYL Consulting shall be in charge of, in all aspects, the operation of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries; nominate and replace the director(s) of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries, and appoint and/or dismiss the management of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries and decide their compensation.

2)
Hangzhou MYL Consulting shall manage and control all the funds of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries. The accounts of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries shall be managed solely by Hangzhou MYL Consulting. The seals and signatures for such account shall be the seals and signatures of the personnel appointed and confirmed by Hangzhou MYL Consulting. All the cash of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries shall be kept in such entrusted accounts and shall be handled through such accounts, including but not limited to receipt of all Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries’ business income, working capital, recovered account receivables, and the payment of all account payable and operation expenses, salaries and asset purchases.

3)
All the matters of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries, including but not limited to internal financial management, routine operation, execution and performance of external contact, tax declaration and payment, appointment and/or dismissal of staff members, shall be controlled and managed by Hangzhou MYL Consulting in all aspects.

4)
Hangzhou MYL Consulting shall enjoy all the other responsibilities and rights enjoyed by Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries’ shareholders in accordance with the applicable law and the articles of association of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries, including but not limited to:

a.	Deciding on the business policy and investment plan of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries;
b.	Nominating the director(s);
c.	Discussing and approving the report of the executive officers;
d.	Discussing and approving the annual financial budget and final accounts;
e.	Discussing and approving the profit distribution plan and the loss making-up plan;
f.	Resolving on the increase or decrease of the registered capital;
g.	Resolving on the issuance of the debentures;
h.	Resolving on the merger, division, transformation, dissolution and liquidation of the company;
i.	Amending the articles of association; and
j.	Other responsibilities and rights provided by Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries’ articles of association.

5)
Hangzhou MYL Consulting enjoys all the other responsibilities and rights enjoyed by Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries’ board of directors and executive officers in accordance with the applicable law and the articles of association of Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries, including but not limited to:

a.	Implementing the resolution of the shareholders;
b.	Deciding on the company’s business plan and investment scheme;
c.	Preparing the annual financial budget and final accounts;
d.	Formulating the profit distribution plan and the loss making-up plan;
e.	Formulating the plans regarding to the increase or decrease of the registered capital and the issuance of the debentures;
f.	Formulating the plans regarding to the matters including merger, division, change of corporate form and dissolution of the company;
g.	Deciding on the establishment of the internal management structure of the company;
h.	Formulating the fundamental rules and regulations of the company;
i.	Representing the company to sign relative documents;
j.	Other responsibilities and rights provided by Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries’ articles of association.

2.6           All facilities provided by Hangzhou MYL Consulting hereunder shall belong, in terms of ownership, to Hangzhou MYL Consulting, while Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries shall only have the right to use the same during the valid term of this Agreement.

ARTICLE 3 SERVICE FEES

3.1           The Service Fees to be charged by Hangzhou MYL Consulting for its provision of services hereunder shall be as follows:

(1)            Service Fees to be paid by the Training Entities shall equal to 95% of the total income of the Training Entities which can be waived by Hangzhou MYL Consulting from time to time in its sole discretion.

(2)            The amount of Service Fees agreed in (1) above shall be shared among the Training Entities pro rata on a quarterly basis according to their actual incomes from main business in the current month.

3.2            Upon written agreement between Hangzhou MYL Consulting and the Training Entities, the fees agreed in Article 3.1 or their calculation percentage may be adjusted as the case may be, with particulars thereof to be stipulated in separate supplementary agreements to be entered into between the two Parties as an appendix hereto.

3.3            The Training Entities shall, in accordance with this Article 3, pay promptly the amounts due and payable to Hangzhou MYL Consulting to the bank account designated by Hangzhou MYL Consulting. In case that Hangzhou MYL Consulting is to change its bank account, Hangzhou MYL Consulting shall send the seven-working-days written notice to the Training Entities.

ARTICLE 4 – EXCLUSIVITY

4.1           Without prior written consent by Hangzhou MYL Consulting, none of the Training Entities may accept any management and consulting services from any other third parties.

4.2           Hangzhou MYL Consulting shall no longer provide to any other business education companies at the local places of the Training Entities such management and consulting services similar to those hereunder. However, this Article does not restrict Hangzhou MYL Consulting from providing such similar services to Training Entities in other cities. Such new Training Entities may, through signing Acknowledgement Letter in the form of Appendix 1 hereof, become a party of this Agreement, to enjoy the same rights and to assume the same obligations as other Training Entities do; provided that such new Training Entities shall perform, starting from the date of execution of the Acknowledgement Letter, the payment obligations hereunder of the Exclusive Service Fees. As the rights and obligations of the Training Entities hereunder are severable and independent from each other’s, such new Training Entities will not, by their joining in this Agreement, affect in any way the rights and obligations of the existing Training Entities. The accession of such new Training Entities shall only subject to the confirmation by Hangzhou MYL Consulting by signing a relevant agreement. The Training Entities agree hereby irrevocably and unconditionally to such accession, and further confirm that such accession will in no event be subject to the agreement of existing Training Entities.

ARTICLE 5 - INTELLECTUAL PROPERTY

5.1           The rights of intellectual property concerning the work product created during the process of services rendered by Hangzhou MYL Consulting hereunder shall belong to Hangzhou MYL Consulting.

5.2           During the valid term of this Agreement, if Hangzhou MYL Consulting develops any new technology that may be used in the daily business education or management of the Training Entities, or provides the Training Entities with other services not included herein at their request, the Parties agree to cooperate with each other firstly in the manner agreed herein or in a manner most similar to what is agreed herein, with necessary adjustments to the Service Fee percentage under Article 3 hereof.

ARTICLE 6 – CONFIDENTIALITY

6.1           No matter whether this Agreement is terminated or not, the Parties shall be obliged to keep in strict confidence the trade secrets, proprietary information and customer information in relation to other Parties and any other non-public information of other Parties which they may become aware of as the result of their involvement of the negotiation, signing and performance of this Agreement (collectively, “CONFIDENTIAL INFORMATION”).

Unless with prior written consent of such other Parties or in case of compulsory obligation to disclose to any parties other than the Parties hereof as required by relevant laws, regulations or listing rules, no Party shall disclose the Confidential Information, wholly or partly, to any parties other than Parties hereof; unless for the purpose of performance of this Agreement, no Party shall use the Confidential Information, directly or indirectly, wholly or partly, for any other purposes, or it shall bear the default liability and indemnify the losses.

6.2           Upon termination of this Agreement, the Parties shall, upon demand by the disclosing Parties, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and suspend using such Confidential Information.

6.3           Notwithstanding any other provisions hereof, this Article shall survive the suspension or termination of this Agreement.

ARTICLE 7 - UNDERTAKINGS AND GUARANTEES

Hangzhou MYL Consulting and Hangzhou MYL Commercial hereby undertake and guarantee for itself, respectively, that:

7.1           it is a company of limited liabilities duly registered and legally existing under the PRC laws with independent legal person status, and with full and independent status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions;

7.2           its has full internal power and authority within its company to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authority to complete the transaction referred to herein.  This Agreement shall be executed and delivered by it legally and properly, and constitutes the legal and binding obligations on it and is enforceable on it in accordance with its terms and conditions;

7.3           it has all business licenses necessary for its business operations as of the effective date of this Agreement, has full rights and qualifications to engage in its currently engaged businesses, may perform its obligations hereunder, and will maintain, during the valid term of this Agreement, the validity of all its such business licenses; and

7.4           it shall inform promptly the other Parties of any litigations it is involved in and other disadvantageous circumstances that may affect the performance hereof, and shall endeavor at its best efforts to prevent the deterioration of losses caused by such litigations or other disadvantageous circumstances.

ARTICLE 8 - TERM

8.1           The Parties hereby confirm that, once this Agreement is formally executed by the Parties, this Agreement shall be effective as of May 1, 2009. Unless earlier terminated by any of the Parties in writing, this Agreement shall be valid for a term of five (5) years commencing May 1, 2009; provided that it shall be deemed to be automatically extended for another five (5) years starting from the expiration date unless Hangzhou MYL Consulting sends a written notice indicating its objection to extending of this agreement.

Notwithstanding the provision in the preceding sentence, as the rights and obligations of each of the Training Entities hereunder are separate and independent from each other, upon agreement in writing by Hangzhou MYL Consulting, this Agreement may be terminated only in respect of such relevant Training Entity, in which case such termination shall not be subject to agreement by other Training Entities.

8.2           The Parties hereby confirm that, from 2011 on, the Service Fees shall be negotiated on January 1 each year, with any adjustment thereto (if any) to be made in writing as an appendix hereto.

8.3 Upon termination of this Agreement, each Party shall keep abiding by its obligations under the Articles 3 and 6 hereof.

ARTICLE 9 – NOTICE

9.1            Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

9.2            The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

ARTICLE 10 - DEFAULT LIABILITY

10.1          The Parties agree and confirm that, if any Party (the “DEFAULTING PARTY”) breaches substantially any provision hereof, or fails substantially to perform any of the obligations hereunder, such breach or failure shall constitute a default hereunder ( “DEFAULT”), then the non-defaulting Party shall have the right to require the Defaulting Party to make remedy within a reasonably specified period. If the Defaulting Party fails to make remedy within such reasonable period or within ten (10) days after the non-defaulting Party notifying the Defaulting Party in writing and requiring it to make remedy, then the non-defaulting Party shall have the right, at its sole discretion, to (1) terminate this Agreement and require the Defaulting Party to keep it fully indemnified; or (2) to demand the enforcement of the Defaulting Party’s obligations hereunder and require the Defaulting Party to keep it fully indemnified.

10.2         The Parties agree that any of the following events shall be deemed to have constituted a Default:

( 1）Any of Hangzhou MYL Commercial, Hangzhou MYL Commercial Subsidiaries or their respective shareholders breaches any provisions of the SHAREHOLDERS’ VOTING RIGHTS PROXY AGREEMENT entered into by it with HANGZHOU MYL CONSULTING;

( 2）any of Hangzhou MYL Commercial, Hangzhou MYL Commercial Subsidiaries or their respective shareholders breaches any provisions of other Agreements entered into by it with Hangzhou MYL Consulting on May 1, 2009.

10.3          The Parties agree and confirm that under no circumstances shall Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries be able to demand termination of this Agreement for whatever reason, unless the Laws or this Agreement provides for otherwise.

10.4          Notwithstanding any other provisions herein, this Article 10 shall survive the suspension or termination of this Agreement.

ARTICLE 11 - FORCE MAJEURE

In the event of earthquake, typhoon, flood, fire, war, computer virus, loophole in the design of tooling software, internet system encountering hacker’s invasion, change of policies or laws, and other unforeseeable or unpreventable or unavoidable event of force majeure, which directly prevents a Party from performing this Agreement or performing the same on the agreed condition, the Party encountering such a force majeure event shall forthwith issue a notice by a facsimile and, within thirty (30) days, present the documents proving the details of such force majeure event and the reasons for which this Agreement is unable to be performed or is required to be postponed in its performance, and such proving documents shall be issued by the notaries office of the area where such force majeure event takes place. The Parties shall consult each other and decide whether this Agreement shall be waived in part or postponed in its performance with regard to the extent of impact of such force majeure event on the performance of this Agreement. No Party shall be liable to compensate for the economic losses brought to the other Parties by the force majeure event.

ARTICLE 12 – MISCELLANEOUS

12.1          This Agreement shall be prepared in Chinese and English in duplicate, with each Party holding one (1) copy hereof.

12.2          The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by the PRC Laws.

12.3           Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Branch for arbitration in Shanghai in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on the Parties involved in such dispute.

12.4          Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

12.5          Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the “PARTY’S RIGHTS”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

12.6          The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

12.7          Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

12.8          Once executed, this Agreement shall replace any other legal documents entered into by the relevant Parties hereof in respect of the same subject matter hereof.

12.9          Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

12.10        No Party shall assign any of its rights and/or obligations hereunder to any parties other than the Parties hereof without the prior written consent from the other Parties.

12.11        This Agreement shall be binding on the legal successors of the Parties.

12.12        The rights and obligations of each of the Hangzhou MYL Commercial Subsidiaries hereunder will be independent and severable from each other, and the performance by any of the Hangzhou MYL Commercial Subsidiaries of its obligations hereunder shall not affect the performance by any other of the Hangzhou MYL Commercial Subsidiaries of their obligations hereunder.

12.13           Each of the Parties undertakes to declare and pay respectively according to the Laws any taxes in relation to the transaction hereunder.

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IN WITNESS HEREOF, the Parties have caused this Exclusive Service Agreement to be executed in Hangzhou as of the date first above mentioned.

For and on behalf of
HANGZHOU MYL BUSINESS ADMINISTRATION CONSULTING CO., LTD

Signed by:  //signed//

Name:
Position:

Hangzhou MYL Commercial Service Co., Ltd.

Signed by:   //signed//

Name:
Position:

 APPENDIX 1 - ACKNOWLEDGEMENT LETTER

_____________________________,
of the registered address at _______________________
(the “NEW PARTY”), hereby agrees to join in as an independent contractor under the Exclusive Service Agreement by and between Hangzhou MYL Business Administration Consulting Co., Ltd. and Hangzhou MYL Commercial Service Co., Ltd. on May 1, 2009, as to become one of the companies defined as “Hangzhou MYL Commercial Subsidiaries” therein, to carry out cooperation with Hangzhou MYL Business Administration Consulting Co., Ltd. and Hangzhou MYL Commercial Service Co., Ltd. under that agreement. By signing this Acknowledgement Letter, the New Party shall be deemed to have made the same undertakings and guarantees as have been made by the Hangzhou MYL Commercial and Hangzhou MYL Commercial Subsidiaries under the Exclusive Service Agreement, and it further agrees to perform the obligations to be performed by the Hangzhou MYL Commercial Subsidiaries under the Exclusive Service Agreement, and recognizes the rights and obligations of all the parties under the Exclusive Service Agreement. As for the New Party, the cooperation under that agreement shall begin on the date upon which this Acknowledgement Letter is executed by the New Party and Hangzhou MYL Business Administration Consulting Co., Ltd..

For and on behalf of

NEW PARTY

Signed by:
Name:
Position:

For and on behalf of

Hangzhou MYL Business Administration Consulting Co., Ltd.

Signed by:
Name:
Position: